As filed with the United States Securities and Exchange Commission on August 14, 2023

Registration No. 333-269747

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vahanna Tech Edge Acquisition I Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	98-1600102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Telephone: (347) 745-6448

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karan Puri

Chief Executive Officer

Vahanna Tech Edge Acquisition I Corp.

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Telephone: (347) 745-6448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David A. Sakowitz Jason D. Osborn Jeffrey Stern Winston & Strawn LLP 200 Park Avenue New York, NY 10166 Tel: (212) 294-6700	Rohan Malhotra Chief Executive Officer Roadzen, Inc. 111 Anza Blvd., Suite 109 Burlingame, CA 94010 Tel: (650) 414-3530	Evan M. D’Amico Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036 Tel: (202) 955-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vahanna Tech Edge Acquisition I Corp. is filing this Amendment No. 4 to its registration statement on Form S-4 (File No. 333-269747) (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN ROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of February 10, 2023 (included as Annex A to the proxy statement/prospectus, which is a part of this Registration Statement).

2.2*	Securities Purchase Agreement by and among Roadzen, Inc., National Automobile Club and National Automobile Club Employee Stock Ownership Trust, dated as of August 4, 2022.

2.3*	Share Purchase Agreement between AXA Partners Holdings S.A. and Roadzen Inc. dated as of June 8, 2022.

2.4*	Amendment to the Agreement and Plan of Merger, dated as of June 29, 2023.

3.1*	Memorandum and Articles of Association of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (333-260748), filed by the Registrant on November 4, 2021).

3.2*	Amended and Restated Memorandum and Articles of Association of Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (001-41094), filed by the Registrant on November 29, 2021).

3.3*	Amended and Restated Memorandum and Articles of Association of New Roadzen (included as Annex B to the proxy statement/prospectus, which is a part of this Registration Statement).

3.4*	Certificate of Incorporation of New Roadzen (included as Annex I to the proxy statement/prospectus, which is a part of this Registration Statement).

3.5*	Amended and Restated Certificate of Incorporation of New Roadzen (included as Annex J to the proxy statement/prospectus, which is a part of this Registration Statement).

3.6*	Bylaws of New Roadzen (included as Annex K to the proxy statement/prospectus, which is a part of this Registration Statement).

4.1*	Specimen Unit Certificate (Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-l (File No. 333-260748), filed with the SEC on November 4, 2021).

4.2*	Specimen Class A Ordinary Share Certificate (Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-l (File No. 333-260748), filed with the SEC on November 4, 2021).

4.3*	Specimen Warrant Certificate (Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-l (File No. 333-260748), filed with the SEC on November 4, 2021).

4.4*	Warrant Agreement, dated November 22, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (001-41094) filed by the Registrant on November 26, 2021).

5.1*	Opinion of Maples & Calder, British Virgin Islands counsel to the Registrant.

8.1*	Tax Opinion of Gibson Dunn & Crutcher LLP.

10.1*	Letter Agreement, dated November 22, 2021, by and among the Company, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (001-41094) filed by the Registrant on November 29, 2021).

10.2*	Investment Management Trust Agreement, dated November 22, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (Incorporated by reference to the corresponding exhibit to the Company’s Current Report on Form 8-K (File No. 001-41094), filed with the SEC on November 29, 2021).

10.3*	Registration Rights Agreement, dated November 22, 2021, by and among the Company, Vahanna LLC, Mizuho Securities USA LLC and the other holders party thereto (Incorporated by reference to the corresponding exhibit to the Company’s Current Report on Form 8-K (File No. 001-41094), filed with the SEC on November 29, 2021).

10.4*	Administrative Services Agreement, dated November 22, 2021, by and between the Registrant and Vahanna LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (001-41094) filed by the Registrant on November 26, 2021).

10.5*	Private Placement Warrant Purchase Agreement, dated November 22, 2021, by and between the Registrant and Vahanna LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (001-41084) filed by the Registrant on November 26, 2021).

10.6*	Form of Support Agreement (included as Annex C to the proxy statement/prospectus, which is a part of this Registration Statement).

10.7*	Sponsor Support Agreement, by and between the Company and the Sponsor (included as Annex D to the proxy statement/prospectus, which is a part of this Registration Statement).

10.8*	Form of Lock-Up Agreement (included as Annex E to the proxy statement/prospectus, which is a part of this Registration Statement).

10.9†*	Roadzen Inc. 2023 Omnibus Incentive Plan (included as Annex F to the proxy statement/prospectus, which is a part of this Registration Statement).

10.10†*	Roadzen Inc. 2023 Employee Stock Purchase Plan (included as Annex H to the proxy statement/prospectus, which is a part of this Registration Statement).

10.11*	Note Purchase Agreement, dated June 30, 2023, by and among Roadzen, Inc., Mizuho Securities USA LLC and other parties named thereto.

21.1*	List of Subsidiaries.

23.1	Consent of ASA & Associates LLP.

23.2*	Consent of Marcum LLP.

23.3	Consent of KNAV P.A.

23.4	Consent of SingerLewak LLP.

23.5*	Consent of Maples & Calder (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney.

99.1*	Form of Proxy Card for the Registrant’s Special Meeting.

99.2*	Consent of Rohan Malhotra to be named as a director.

99.3*	Consent of Saurav Adhikari to be named as a director.

99.4*	Consent of Supurna Vedbrat to be named as a director.

99.5*	Consent of Steven Carlson to be named as a director.

99.6*	Consent of SHEUMACK GMA.

99.7*	Consent of Ajay Shah to be named as a director.

99.8*	Consent of Zoe Ashcroft to be named as a director.

99.9*	Consent of Diane B. Glossman to be named as a director.

107.1*	Filing Fee Table.

*	Previously filed.
**	To be filed by amendment.
†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 14, 2023.

VAHANNA TECH EDGE ACQUISITION I CORP.

By:	/s/ Karan Puri
Name: Karan Puri
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Karan Puri	Chief Executive Officer	August 14, 2023
Karan Puri	(Principal Executive Officer)

/s/ Raahim Don	Chief Financial Officer	August 14, 2023
Raahim Don	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	August 14, 2023
Saurav Adhikari

*	Director	August 14, 2023
Abha Kumar

*	Director	August 14, 2023
Rangarajan Sundaram

*	Director	August 14, 2023
Diane B. Glossman

*	Director	August 14, 2023
Ajay Shah

*By:	/s/ Karan Puri
Karan Puri
Attorney-in-Fact